Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of the eSpeed, Inc. 1999 Long-Term Incentive Plan on Form S-8 of our report dated March 26, 2003 appearing in the Annual Report on Form 10-K of eSpeed, Inc. for the year ended December 31, 2002.

Deloitte & Touche LLP
New York, New York
September 25, 2003